Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2025, with respect to the consolidated financial statements of Serina Therapeutics, Inc. and subsidiaries (the “Company”) as of and for the years ended December 31, 2024 and 2023, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Frazier & Deeter, LLC
Tampa, Florida
April 17, 2025